                                                                      EXHIBIT 99

GLOBAL PREFERRED HOLDINGS, INC.
================================================================================

September 28, 2001

Dear Shareholder:

The purpose of the enclosed letter is to advise you of the various activities of your Company, including the results of the Annual Shareholders' Meeting and the activities of the Capital Finance Committee. Unfortunately, it comes during a period of tragedy in our Country, as well as during a period many people close to us are suffering great losses in their lives.

Please be aware that, while in the course of investigating strategies for the benefit of your Company, members of the Capital Finance Committee have been working closely with various individuals associated with firms housed in the World Trade Center. We have learned many of these individuals survived the tragic events; others have not. We expect surviving individuals will be devoting their strengths and energies to assist families who were not as fortunate, as well as rebuilding their businesses. The directors and employees of your Company have set the course to support these individuals and firms in their efforts to rebuild.

As you know, these recent events have also severely affected the capital markets. Accordingly, while certainly not as somber as the losses experienced by those in New York, Pennsylvania and Washington D.C., certain business plans of the Company may be temporarily delayed as a result of the current economic climate.

Please join us in keeping these individuals and families in our thoughts and prayers.

Sincerely,

Directors & Employees of Global Preferred Holdings, Inc.

--------------------------------------------------------------------------------
11315 Johns Creek Parkway, Duluth, Georgia 30097-1517               770.248.3311

GLOBAL PREFERRED HOLDINGS, INC.

September 28, 2001

Dear Shareholder,

As you are aware, The WMA Corporation held its Annual Shareholders' Meeting on August 13, 2001. Events of the meeting included a vote on the proposals contained in the Proxy Statement mailed to shareholders in late July. The vote resulted in the passage of all proposals, including a change in the Company's name to GLOBAL PREFERRED HOLDINGS, INC. We are also pleased to report the name of the Company's operating reinsurance subsidiary is now GLOBAL PREFERRED RE LIMITED. The changing of these names further secures the position of these companies as preferred organizations in the global reinsurance market.

In addition to the formal proceedings of the Annual Shareholders' Meeting, the Company's favorable financial trends were among the findings presented to the shareholders, guests and employees who attended the meeting. Following are some of the key financial statistics reported through the second quarter:

         - Net Revenues for the 2nd quarter were nearly $8 million, and $16 million year to date. For the first six months, this was an increase of almost 10% over the first six months of 2000.

         - Net Income, before preferred stock dividends, was nearly $1.5 million for the 2nd quarter and more than $2.7 million for the six-month period ended June 30, 2001, which was an increase of 31% for the same period of 2000.

         - Diluted earnings per share, which includes the number of shares of preferred stock, assuming conversion to common stock, was $0.52 per share for the quarter, and for the six-month period ended June 30, 2001, it was $0.99, reflecting an increase of nearly 18% over the six-month figure in 2000.

In addition to these proceedings, Mr. McKernan reported upon certain new agreements and activities of the Capital Financing Committee. Mr. McKernan was pleased to report the Company executed agreements with:

         - World Financial Group, Inc., under which World Financial Group agreed to use its "best efforts" to encourage insurance companies to reinsure policies sold by its sales associates with us.

         - Western Reserve Life Assurance Company, under which we have the opportunity to reinsure certain future products on a "first right basis". That is, we have the right to reinsure variable universal life and variable annuity business, written by sales associates of World Financial Group, on a pre-determined pricing basis, some of which is established by commercial reinsurance rates.

         - Pacific Life Insurance Company, under which we will be reinsuring the mortality risk on certain variable universal life insurance policies, including Pacific Life's Select Exec II, issued on or after January 1, 2001, and written by sales associates of World Financial Group.

Regarding activities of the Capital Finance Committee, one must first consider historical financing activities of the Company. These have included:

         - $20,750,000 in gross proceeds through issuance of common stock in 1995, 1996 and 1997.

         - $10,000,000 from a line of credit established with Money Services, Inc. (MSI) in 1998; and $5,000,000 resulting from the issuance of a convertible five-year term note to MSI in 1999. MSI is an indirect subsidiary of AEGON USA, Inc.

         - $4,000,000 in gross proceeds through issuance of preferred stock in 2000.

At June 30, 2001, the Company's capital structure was composed of $39,242,334 in total shareholders' equity (including common and preferred stock, additional paid-in capital and retained earnings) and $5,000,000 of long-term convertible debt issued to MSI.

--------------------------------------------------------------------------------
11315 Johns Creek Parkway, Duluth, Georgia 30097-1517               770.248.3311

The Capital Finance Committee's scope of responsibility is to oversee the progress and activities regarding the exploration of various equity financing options and other alternative strategic transactions. In this endeavor, the Committee has been meeting on nearly a weekly basis since its formation in early July. As you may be aware, the Company has a number of strategic options in its quest to increase shareholder value and liquidity of the Company's common stock. Strategic options in this regard, may include:

         -        Common Equity Offering - Public or Private

         -        Preferred Equity Offering - Public or Private

         - Other Financing Options (e.g., Debt, Financial Reinsurance and/or Securitization)

         - Additional Strategic Alternatives (e.g., Sale of Business In-force, Merger or Sale of Company)

To properly evaluate these options and uses of capital, in addition to retaining legal counsel specializing in financial transactions and interviewing several financial advisors, the Capital Financing Committee requested Company management to prepare financial projections of the Company's operating results and financial position, assuming a number of strategic scenarios, some of which include:

         - Continuing reinsurance of new business under its existing reinsurance agreements.

         - Exercising of options to convert business in force and new business, currently reinsured on a monthly renewable term basis, to coinsurance.

         - Exercising of options to increase its percentage of reinsurance from 10% to 40%, or more, on its variable annuity in force and new business.

         - Developing reinsurance business through new strategic channels.

Company management recently completed the development of the financial projections. Accordingly, the Capital Finance Committee, in conjunction with its outside financial advisors, will continue to assess the strategic options available to the Company. Barring any further major disruptions, the Capital Finance Committee anticipates this process may extend another four to six months. Further, the nature of certain transactions cannot be publicly disclosed until a definitive strategy has been established. Accordingly, we will apprise you of any material financing transactions under consideration when we are in position to publicly disseminate such information.

                                      *****

We thank you for your patience during this transitional period of Global Preferred Holdings, Inc. and look forward to continued excellence in the stewardship of this Company. In closing, we wish to thank you for your ongoing commitment and support.

Sincerely,

The Executive Committee of Global Preferred Holdings, Inc.

                                ---------------

Certain statements made in this letter, regarding anticipated reinsurance, financing, and continued growth, are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor provisions of that Act. Such statements are subject to changing circumstances, risks and uncertainty; future results could differ materially from expectations. Interested parties should review the Company's SEC reports, including The WMA Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2000 and Form 10-QSB for the quarter ended June 30, 2001 for a detailed discussion of factors that may affect the Company's reinsurance revenues and operating results.